UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2007

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement.

OraSure Technologies, Inc. (the “Company”) and Prestige Brands Holdings, Inc. and certain of its affiliates (collectively, “Prestige”), are parties to a Distribution Agreement, dated as of April 24, 2003, as amended (the “Distribution Agreement”), pursuant to which Prestige has exclusively distributed the Company’s cryosurgical wart removal product in the United States over-the-counter or retail (“OTC”) market under Prestige’s Compound W Freeze Off® tradename.

In September 2006, Prestige acquired the Wartner® cryosurgical product line, which directly competes with the Freeze Off® product in the United States OTC market, in violation of a non-compete provision set forth in the Distribution Agreement. As a result, the parties have been engaged in arbitration regarding Prestige’s acquisition of the Wartner® product, pursuant to the alternative dispute provisions of the Distribution Agreement. On October 22, 2007, the Company received the arbitration panel’s decision in this matter. This decision determined, among other things, that the Distribution Agreement will terminate on December 31, 2007. The arbitration decision is binding on the parties and not subject to appeal.

Item 7.01 – Regulation FD Disclosure.

On October 23, 2007, the Company issued a press release announcing the results of its pending arbitration with Prestige. A copy of the press release is attached to this Form 8-K and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99	Press Release, dated October 23, 2007, announcing decision in arbitration between OraSure Technologies, Inc. and Prestige Brands Holdings, Inc.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: October 24, 2007	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel
and Secretary

Index to Exhibits

Exhibit No.	Description
99	Press Release, dated October 23, 2007, announcing decision in arbitration between OraSure Technologies, Inc. and Prestige Brands Holdings, Inc.